As filed with the Securities and Exchange Commission on December 18, 2009 Registration No. 333-143920

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3047598
(State of Incorporation)	(I.R.S. Employer Identification No.)

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Address of principal executive offices)

Gilead Sciences, Inc. Employee Stock Purchase Plan, as amended and restated

(Full title of the plan)

Robin L. Washington

Senior Vice President and Chief Financial Officer

333 Lakeside Drive

Foster City, CA 94404

(650) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

S. James DiBernardo

Morgan, Lewis & Bockius LLP

2 Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2122

(650) 843-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer ☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

RE-ALLOCATION

Gilead Sciences, Inc. (the Registrant) has registered and paid the applicable registration fees for a total of 33,280,000 shares of its common stock, par value $0.001 per share (the Common Stock) reserved for issuance under the Gilead Sciences, Inc. Employee Stock Purchase Plan, as amended and restated (the U.S. Purchase Plan), on Form S-8 Registration Statements filed with the Securities and Exchange Commission on March 3, 1992 (No. 33-46058), July 18, 1994 (No. 33-81670), July 10, 1998 (No. 333-58893), August 6, 1999 (No. 333-84719) and June 20, 2007 (No. 333-143920).

The Registrant is hereby allocating 620,000 shares of Common Stock reserved for issuance under the U.S. Purchase Plan to the Gilead Sciences, Inc. International Employee Stock Purchase Plan (the International Purchase Plan). The U.S. Purchase Plan and International Purchase Plan make use of the same share reserve.

The Registrant shall re-register the 620,000 shares reserved for issuance under the International Purchase Plan on a new Form S-8 Registration Statement, and the filing fee paid in connection with the registration for such shares under the U.S. Purchase Plan shall be carried forward to the new Form S-8 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on December 18, 2009.

GILEAD SCIENCES, INC.

By:	/s/ JOHN C. MARTIN
John C. Martin, Ph.D.
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN C. MARTIN	Chairman and Chief Executive Officer	December 18, 2009
John C. Martin	(Principal Executive Officer)

/s/ Robin L. Washington	Senior Vice President and Chief Financial Officer	December 18, 2009
Robin L. Washington	(Principal Financial and Accounting Officer)

/s/ PAUL BERG	Director	December 18, 2009
Paul Berg

/s/ JOHN F. COGAN	Director	December 18, 2009
John F. Cogan

/s/ ETIENNE F. DAVIGNON	Director	December 18, 2009
Etienne F. Davignon

/s/ JAMES M. DENNY	Director	December 18, 2009
James M. Denny

/s/ CARLA A. HILLS	Director	December 18, 2009
Carla A. Hills

/s/ KEVIN E. LOFTON	Director	December 18, 2009
Kevin E. Lofton

/s/ JOHN W. MADIGAN	Director	December 18, 2009
John W. Madigan

/s/ GORDON E. MOORE	Director	December 18, 2009
Gordon E. Moore

/s/ NICHOLAS G. MOORE	Director	December 18, 2009
Nicholas G. Moore

/s/ RICHARD J. WHITLEY	Director	December 18, 2009
Richard J. Whitley

/s/ GAYLE E. WILSON	Director	December 18, 2009
Gayle E. Wilson